Exhibit 10.13

December 8, 2004

Mr. Hans van Houte

VP Finance and Administration

TRUBION PHARMACEUTICALS, INC.

2401 Fourth Avenue, Suite 1050

Seattle, Washington 98121

Dear Hans:

Please refer to your lease dated April 28, 2003 and all subsequent addenda thereto (the “Lease”) for the space you occupy within the Fourth and Battery Building. This letter (this “Amendment”) shall constitute an amendment to that Lease. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

The name of the Lessee in the above referenced Lease is hereby changed from Genecraft, Inc. to Trubion Pharmaceuticals, Inc.

PREMISES

Effective as of the Expansion Space Effective Date (defined below), Trubion Pharmaceuticals, Inc. agrees to lease the additional space (the “Expansion Space”) of approximately 7,417 rentable square feet on the 10th floor of the Fourth and Battery Building, (location attached as Exhibit “A”) so that, from and after the Expansion Space Effective Date, the term “Premises” as defined in Paragraph 1 of your Lease (Description), shall be changed from your existing space of 24,090 rentable square feet to 31,507 rentable square feet, the reference in such Paragraph 1 to the square footage of the Premises located on the tenth (10th) floor of the Building shall be changed from 8,198 rentable square feet to 15,615 rentable square feet and the floor plan attached as Exhibit A to the Lease will be supplemented by the floor plan of the Expansion Space attached hereto as Exhibit A. Lessor shall deliver the Expansion Space to Lessee on the Expansion Space Effective Date in the condition described in Section 2 of the Lease and the parties agreed that the rights and obligations of Lessee and Lessor set forth in Section 2 of the Lease shall apply with respect to the Expansion Space.

1000 SECOND AVENUE

SUITE 1800

SEATTLE, WASHINGTON 98104-1046

(206) 467-7600

FAX (206) 386-5296

Mr. Hans van Houte

TRUBION PHARMACEUTICALS, INC.

December 8, 2004

LEASE TERM

The term of the Lease with respect to the Expansion Space shall be sixty-nine (69) months commencing January 1, 2005 (the “Expansion Space Effective Date”) and expiring September 30, 2010. Lessee and Lessee’s agents and employees may access the Expansion Space from time to time prior to the Expansion Space Effective Date to facilitate Lessee’s space planning and physical due diligence.

RENT

The Base Rent per rentable square foot for the Expansion Space shall be at the annual rate of $18.00 ($11,125 per month) for months 1 – 24 (the Effective Date through December 31, 2006) and $19.00 ($11,743.58 per month) for months 25 – 69 (January 1, 2007 through September 30, 2010).

The “base year” for calculating Lessee’s proportionate share of Comparison Year Costs (if any) with respect to the Expansion Space shall be the calendar year 2005 and Lessee shall have no obligation to pay its proportionate share of Operating Services and Real Estate Taxes with respect to the Expansion Space until January 1, 2006. The provisions of Section 19 of the Lease shall apply with respect to the Expansion Space, provided, however, that references therein to 2004 shall be deemed references to 2005 with respect to the Expansion Space.

TENANT IMPROVEMENT ALLOWANCE

Lessee shall be provided an allowance of $50,000 toward design and tenant improvements for Expansion Space. This amount shall be given to Lessee as a rent credit to be offset against rents due for the Expansion Space from and after the Expansion Space Effective Date. Lessee may apply this allowance to the balance of any previous tenant improvement work that has been mutually agreed upon by Lessee and Lessor.

PARKING

Effective as of the Expansion Space Effective Date, Lessee shall have the right to lease five (5) additional parking spaces outside of the parking garage at the market rate.

Mr. Hans van Houte

TRUBION PHARMACEUTICALS, INC.

December 8, 2004

REAL ESTATE COMMISSION

Lessor agrees to pay a real estate commission equivalent to $5.00 per rentable square foot to Colliers International, one-half (1/2) upon lease execution and the balance payable upon lease commencement. If not paid by Lessor within sixty (60) days of being due, then the commission amount may be paid directly to Colliers International by Lessee and the amount so paid given to Lessee as a rent credit.

PERMITTED ALTERATIONS

Lessee may construct tenant improvements in the Expansion Space generally consistent with the specifications and objectives described on Exhibit B attached hereto (the “Permitted Improvements”) and in accordance with the terms of Section 2 of Exhibit C to the lease. Provided however, the location of Lessee’s rooftop air conditioning unit shall be set back a minimum of five (5) feet from the inside wall of the parapet. In addition, the placement of the air conditioning unit, supporting structure and duct work, shall be with Lessor’s prior approval of Lessee’s drawings. Lessor shall be responsible for the costs described in Section 4 of Exhibit C to the Lease to the extent such costs arise in connection with the construction of the Permitted Improvements.

Paragraph 8 of your Lease, ALTERATIONS, is amended to provide that any equipment, supports, ductwork or fencing installed on the rooftop area of the 10th floor shall be removed by Lessee upon the expiration of the lease term at the request of Lessor. Lessee shall repair any areas of the rooftop damaged due to the installation or removal of such equipment and repair/restore any penetrations into the roof or into the building.

SIGNAGE

Lessor shall install, at Lessor’s cost and expense, signage with respect to the Expansion Space consistent with Section 11 of the Lease.

Mr. Hans van Houte

TRUBION PHARMACEUTICALS, INC.

December 8, 2004

MISCELLANEOUS

This Amendment (together with the Lease) constitutes the entire agreement between Lessor and Lessee regarding the Expansion Space and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Lessor and Lessee. Except as specifically amended hereby, all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

Please consider this document when fully executed, as our agreement for the amendment of your Lease. If you are in agreement with the above, please sign below where indicated and return all three copies to me for Martin Selig’s signature. Upon full execution, I shall return one copy to you for your files.

Thank you Hans, for this lease of additional space. We appreciate your tenancy with us and look forward to continuing to satisfy your office and lab space needs.

Very truly yours,

/s/ Mike Brixner

Mike Brixner

TRUBION1117.04

AGREED AND ACCEPTED:

SELIG REAL ESTATE HOLDINGS EIGHT, LLC		TRUBION PHARMACEUTICALS, INC.

	/s/ Martin Selig		/s/ Hans van Houte
By:	Martin Selig	By:	Hans van Houte
Its:	Managing Member	Its:	VP, Finance
Dated:	1/7/05	Dated:	12/23/04

STATE OF WASHINGTON          )

                                ) ss.

COUNTY OF KING                      )

On this 7th day of January, 2005, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, to me known to be the Managing Member, respectively, of Selig Real Estate Holding Eight, the entity that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the entity.

/s/ Jill H. Brandt Notary Public in and for the State of Washington Residing at: Sammamish My commission expires: 11.8.08

STATE OF	)
) ss.
COUNTY OF	)

On this 23rd day of December, 2004, before me, a Notary Public in and for the State of Washington, personally appeared Johannes Van Houte to me known to be the VP of Finance, respectively, of Trubion Pharmacueticals Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.

notary.amendments.version2

/s/ Margaret L. Gudmestad Notary Public in and for the State of Washington Residing at: Seattle My commission expires: 11-20-05

EXHIBIT A

EXHIBIT B

EXHIBIT B